EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 16, 2009, relating to the consolidated financial statements of Rite Aid Corporation and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 16, 2009, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/Deloitte & Touche LLP

Philadelphia, Pennsylvania
August 4, 2009